UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 22, 2012

Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 22, 2012, Stone Energy Corporation, a Delaware corporation (“Stone”), as Borrower, Stone Energy Offshore, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Stone, as Guarantor, the financial institutions (the “Banks”) party to Stone’s Third Amended and Restated Credit Agreement dated as of April 26, 2011 (as amended, the “Credit Agreement”), and Bank of America, N.A., as Agent for the Banks and as Issuing Bank, entered into Amendment No. 2 and Consent (the “Amendment”) to the Credit Agreement.

The Amendment (i) provides that the borrowing base under Stone’s Credit Agreement will not be reduced as a result of the issuance of the Senior Notes due 2022 (the “2022 Notes”) described below; provided, however, that, if the 2022 Notes are issued, to the extent Stone’s 6 3/4% Senior Subordinated Notes due 2014 (the “2014 Notes”) in an aggregate principal amount equal to $200 million shall not have been repurchased, repaid, defeased or otherwise retired on or prior to December 31, 2012, Stone’s borrowing base will be reduced automatically on December 31, 2012 by an amount equal to 30% of the difference between $200 million and the aggregate principal amount of the 2014 Notes so repurchased, repaid, defeased or otherwise retired, and (ii) increases Stone’s basket for outstanding notes from $900 million in the aggregate to $1.25 billion on or prior to December 31, 2012, and to $1.1 billion at any time thereafter.

On October 22, 2012, Stone’s borrowing base under the Credit Agreement was reaffirmed at $400 million. As of October 19, 2012, Stone had no outstanding borrowings under the Credit Agreement and letters of credit totaling $21 million had been issued pursuant to the Credit Agreement, leaving $379 million of availability under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.

In connection with the commencement of the offering described below, Stone is providing updated disclosures with respect to Stone’s operations.

Revenues. Oil, gas and natural gas liquids revenues for the third quarter of 2012 are expected to be approximately $224 million to $227 million, which includes the effects of hedges during the quarter.

Production. Volumes for the third quarter of 2012 are expected to be approximately 40,000 barrels of oil equivalent (“boe”) to 42,000 boe per day, or 240 million cubic feet equivalent (“Mmcfe”) to 252 Mmcfe per day. This range is above the production guidance that we issued on September 4, 2012 of 38,000 boe to 40,000 boe per day after Hurricane Isaac. Volumes were impacted by Hurricane Isaac in late August and September 2012, although substantially all of the volumes have now been fully restored.

Lease Operating Expenses. Lease operating expenses (“LOE”) for the third quarter of 2012 are expected to be approximately $60 million to $62 million. LOE will be impacted by incremental costs from Hurricane Isaac, seasonal major maintenance projects and incremental LOE from the remaining Pompano working interest purchased on June 21, 2012.

Liquidity. As of September 30, 2012 and October 19, 2012, Stone’s debt position was $811 million and $812 million, respectively, and Stone’s cash position was $176 million and $199 million, respectively. As of September 30, 2012 and October 19, 2012, Stone’s availability under the Credit Agreement was $379 million.

These initial estimates for the third quarter of 2012 are preliminary estimates and are subject to revision based on the completion of Stone’s quarter-end accounting and financial reporting processes necessary to finalize financial statements as of and for the quarter ended September 30, 2012. Considering the preliminary nature of these results, the final third quarter 2012 results may differ materially from these estimates when Stone reports the final results for the quarter.

Certain statements in this press release are forward-looking and are based upon Stone’s current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Stone plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future production of oil and gas, future capital expenditures and drilling of wells and future financial or operating results are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks, liquidity risks, political and regulatory developments and legislation, including developments and legislation relating to our operations in the Gulf of Mexico and Appalachia, and other risk factors and known trends and uncertainties as described in Stone’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Stone’s actual results and plans could differ materially from those expressed in the forward-looking statements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated in this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On October 22, 2012, Stone issued a press release announcing its intent, subject to market conditions, to publicly offer $300 million aggregate principal amount of the 2022 Notes. Stone intends to use the net proceeds from the offering for general corporate purposes, which may include repayment of Stone’s existing 2014 Notes and potential acquisitions. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

On October 22, 2012, Stone issued a press release announcing that it has commenced a cash tender offer and consent solicitation with respect to any and all of the $200 million aggregate outstanding principal amount of Stone’s 2014 Notes. In conjunction with the tender offer, Stone is soliciting noteholder consents to effect certain amendments to the indenture governing the 2014 Notes. The press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information set forth under Item 2.02 of this Current Report on Form 8-K is hereby incorporated in Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information, including Exhibits 99.1 and 99.2, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

10.1	Amendment No. 2 and Consent dated as of October 22, 2012 to the Third Amended and Restated Credit Agreement among Stone Energy Corporation as Borrower, Bank of America, N.A. as Administrative Agent and Issuing Bank, and the financial institutions named therein, dated April 26, 2011.

99.1	Press release dated October 22, 2012, “Stone Energy Corporation Announces Public Offering of $300 Million of Senior Notes.”

99.2	Press release dated October 22, 2012, “Stone Energy Corporation Announces Tender Offer for Its 6 3/4% Senior Subordinated Notes due 2014.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: October 22, 2012	By:	/s/ J. Kent Pierret
J. Kent Pierret Senior Vice President, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 2 and Consent dated as of October 22, 2012 to the Third Amended and Restated Credit Agreement among Stone Energy Corporation as Borrower, Bank of America, N.A. as Administrative Agent and Issuing Bank, and the financial institutions named therein, dated April 26, 2011.

99.1	Press release dated October 22, 2012, “Stone Energy Corporation Announces Public Offering of $300 Million of Senior Notes.”

99.2	Press release dated October 22, 2012, “Stone Energy Corporation Announces Tender Offer for Its 6 3/4% Senior Subordinated Notes due 2014.”